EX-33.10
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capital impact

2011 Crystal Drive
Suite 800
Arlington, Virginia 22202
TEL  (703) 302-8000
TOLL (800) 955-3622
FAX  (703) 647-3460


MANAGEMENT'S ASSERTION ON COMPLIANCE WITH APPLICABLE SERVICING
CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB

Management of NCB, FSB (the Bank) is responsible for assessing compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission as of and for the year ended December 31, 2007 (the Reporting Period), relating to the servicing of asset backed securities transactions conducted by the Bank, as identified in Appendix A, during the Reporting Period (the Platform).

With respect to applicable servicing criteria 1122(d)(4)(vi) and 1122(d)(4)(vii), there were no activities performed during the Reporting Period with respect to the Platform, because there were no occurrences of events that would require the Bank to perform such activities.

Management of the Bank has assessed the effectiveness of the Bank's compliance with the applicable servicing criteria for the Reporting Period. In making this assessment, management used the criteria set forth by the Securities and Exchange Commission in paragraph (d) of item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to servicing criteria 1122(d)(1)(i) and 1122(d)(4)(xi), the Bank has engaged various vendors to perform the activities required by these servicing criteria. Management has determined that these vendors are not considered a "servicer" as defined in Item 1101(j) of Regulation AB, and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each vendor as permitted by Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations ("Interpretation 17.06"). As permitted by Interpretation 17.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the vendors' activities comply in all material respects with the servicing criteria applicable to each vendor. Management is solely responsible for determining that it meets the SEC requirements to apply Interpretation 17.06 for the vendors and related criteria.

Based on such assessment, management believes that, for the Reporting Period the Bank has complied in all material respects with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission, including servicing criteria 1122(d)(1)(i) and 1122(d)(4)(xi) for which compliance is determined based on Interpretation 17.06 as described above, relating to the serving of the Platform.

KPMG LLP, a registered public accounting firm, has issued an attestation report with respect to management's assessment of compliance with the applicable servicing criteria for the Reporting Period.


/s/ Kathleen Luzik
Kathleen Luzik
Chief Operating Officer
March 3, 2008



www.ncbcapitalimpact.org

Innovative Community Lending
Expert Technical Assistance
Effective Policy Development


NCB Capital Impact is an affiliated non-profit corporation of National Consumer Cooperative Bank (NCB) providing financial and technical services both directly and indirectly through separate subsidiary LLCs. Housing development services are provided by NCB Community Works, LLC, jointly owned by NCB Capital Impact and NCB.

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Appendix A to Management's Assertion

Fannie Mae MBS Contract X00122-4
Fannie Mae MBS Contract X00122-3
Fannie Mae MBS Contract X000002
Fannie Mae MBS Contract X000117
Fannie Mae MBS Contract X000119
Fannie Mae MBS Contract X000112
Fannie Mae MBS Contract X000122
Fannie Mae WAS REMIC 1998-M6
Fannie Mae MBS Contract X000122-1
Fannie Mae MBS Contract X000122-2
Fannie Mae WAS REMIC 1995-M4
Fannie Mae MBS Contract X000091
Fannie Mae WAS REMIC 1997-M8
Fannie Mae MBS Contract X000097
CSFB Series 1997 C1
CSFB Series 1997 C2
CSFB Series 1997 PS1
CSFB Series 1998 C1
CSFB Series 1998 C2
CSFB Series 1999 C1
CSFB Series 2000 PS4
CSFB Series 2000 C1 (Coop)
CSFB Series 1998 PS2
CSFB Series 2000 C1 (Comm)
CSFB Series 2001 CKN5 (Coop)
CSFB Series 2001 CKN5 (Comm)
CSFB Series 2002 CKN2 (Coop)
CSFB Series 2002 CKN2 (Comm)
CSFB Series 2002 CP3
MSDW Series 2002-IQ3
CSFB Series 2003- CPN1
CSFB Series 2003-C3
MSCI Series 2003-IQ6
CSFB Series 2004 C1
MSCI Series 2004-IQ7
CSFB Series 2004 C4
MSCI Series 2005 IQ9
CSFB Series 2005 C3
CSFB Series 2005 C5
MSCI Series 2005 IQ10
CSFB Series 2006 C1
MSCI Series 2006 IQ11
CSFB Series 2006 C4
CSFB Series 2007 C4
MSCI Series 2007 IQ13
MSCI Series 2007 IQ16



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Appendix B to Management's Assertion

Regulation AB Item 1122(d) criteria determined to be not applicable:
* 1122(d)(1)(iii)
* 1122(d)(3)(i)
* 1122(d)(3)(ii)
* 1122(d)(3)(iii)
* 1122(d)(3)(iv)
* 1122(d)(4)(i)
* 1122(d)(4)(ii)
* 1122(d)(4)(iii)
* 1122(d)(4)(xv)



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